UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2016

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD.

On December 12, 2016, Genesee & Wyoming Inc. (the “Company” or “G&W”) announced that a subsidiary of the Company entered into an agreement to acquire Pentalver Transport Limited (“Pentalver”) from a subsidiary of APM Terminals (a subsidiary of AP Møeller-Maersk A/S) for approximately £87 million (or approximately US$110 million at current exchange rates). In its first full year of operation, the Company anticipates Pentalver will generate approximately £105 million of revenue and £12 million of EBITDA. Through the planned expansion of existing terminal space as well as the benefit of operational efficiencies, the Company expects to generate an additional £2 million of EBITDA that will be realized over the next two to three years. G&W believes Pentalver will require less than £500,000 in annual capital expenditures and will have annual depreciation and amortization expense of approximately £4 million.(1)

The Company plans to fund the Pentalver acquisition and repay indebtedness under its Senior Secured Syndicated Credit Facility Agreement (the “Credit Agreement”) with the proceeds from the sale of 4,000,000 shares of its Class A Common Stock (the “Equity Sale”). Assuming the completion of the Equity Sale and after adjusting for the expected 12-month impact from contributions from the pending Pentalver acquisition, the November 1, 2016 acquisition of the Providence & Worcester Railroad Company (“P&W”) (currently held in a voting trust until the U.S. Surface Transportation Board approves the Company’s control of P&W) and the acquisition of Glencore Rail (NSW) Pty Limited (“GRail”) on December 1, 2016, the illustrative Credit Agreement covenant-based net adjusted debt to adjusted EBITDA ratio for the twelve months ended September 30, 2016 (as defined and calculated under the Credit Agreement) would have been approximately 3.2 to 1.0.(1)

(1)	Earnings before interest, taxes, depreciation and amortization (EBITDA) as well as net adjusted debt and adjusted EBITDA, calculated in accordance with the covenant requirements of the Credit Agreement, are “non-GAAP financial measures” as this term is defined in Regulation G under the Securities Exchange Act of 1934. These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are set forth in the tables attached hereto under Item 9.01 as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 – Other Events.

In connection with the Equity Sale, the Company is disclosing the information set forth below and included in Exhibit 99.2, which is incorporated into this Item 8.01 by reference.

North American Region

United States Short Line Tax Credit

Since 2005, we have benefited from the United States Short Line Tax Credit, which is an income tax credit for Class II and Class III railroads to reduce their federal income tax based on qualified railroad track maintenance expenditures (the “Short Line Tax Credit”). Unless extended, the Short Line Tax Credit will expire on December 31, 2016. As of September 30, 2016, there were approximately 275 Congressional co-sponsors of legislation that would permanently extend the Short Line Tax Credit. However, the outcome of the November 8, 2016 U.S. presidential election has rendered enactment of extension legislation prior to December 31, 2016 less likely, as the current Congress is expected to delay any tax legislation until President-elect Trump enters office. Further, recent discussions related to potential corporate tax reform in the United States, as well as presidential infrastructure spending objectives, could impact the likelihood of an extension of the Short Line Tax Credit or yield changes to the Short Line Tax Credit. Since 2005, the Short Line Tax Credit has been extended on five occasions subsequent to expiration. Further, the extension of the Short Line Tax Credit for fiscal year 2012, was not enacted until January 2013. Although there is precedent for retroactive extension of the Short Line Tax Credit following expiration, there is no guarantee that the Short Line Tax Credit will be extended for fiscal year 2017 or future years.

Australian Region

Arrium Limited

Arrium Limited (“Arrium”), a mining and materials company located in Australia, accounted for approximately 2% of our operating revenues for the nine months ended September 30, 2016. G&W Australia Holdings LP’s (“GWA”) operations historically served two of Arrium’s mining assets, including the Southern Iron mine, which was mothballed in the second quarter of 2015 as a result of the significant decline in the price of iron ore, and the Whyalla-based operations, which comprise the Middleback Ranges iron ore mines and the Whyalla Steelworks (“Whyalla Contract”), that continue to operate. During the nine months ended September 30, 2016, GWA generated approximately A$28.9 million in freight-related revenues (or approximately $21.4 million, at the average exchange rate for such nine-month period of A$1.00 = $0.74) under the fixed and variable payment structure of the Whyalla Contract that is customary in large contracts in Australia. On April 7, 2016, Arrium announced it had entered into voluntary administration and more recently announced that a sale of the Whyalla operations is likely. Following the voluntary administration, all payments to GWA associated with the Southern Iron rail haulage agreement ceased. While GWA continues to receive payments and provide service under the Whyalla Contract pending the outcome of the voluntary administration and sale process, GWA could also lose some or all of the revenue associated with these Arrium services.

U.K./Europe Region

Continental Europe Intermodal Business

We are continuing to explore ways to enhance the long-term viability of ERS Railways B.V. (“ERS”), the Continental Europe intermodal business Freightliner acquired from AP Møeller-Maersk A/S (“Maersk”). We acquired this business when we acquired Freightliner in 2015, but ascribed little value to it at the time of acquisition due to its limited history of profitability and competitive dynamics in the market in which it operates. As of September 30, 2016, ERS had net assets of approximately $9.1 million, allocated as follows ($ in millions):

Cash and cash equivalents	$3.6
Accounts receivable	31.4
Prepaid expenses and other	11.2
Property and equipment	0.4
Goodwill	15.4
Intangible assets	4.5
Other assets	0.4

Total assets	66.9

Accounts payable and accrued expenses	34.2
Long-term debt, including current portion	20.2
Other long-term liabilities	3.4

Net assets	$9.1

For the nine months ended September 30, 2016, ERS produced a net loss of $10.0 million, which was included in our consolidated financial results. We are committed to determining a path forward with ERS no later than early 2017, which may include fundamentally changing the services offered, restructuring operations and implementing cost savings initiatives. Consistent with these actions, earlier in 2016, the ERS management team was replaced. However, we may not be successful in formulating a business plan that generates meaningful and sustainable profitability at ERS, which may lead to a decision by us to exit the business. Accordingly, we may incur further losses and/or impairment charges.

Carload Data

On December 9, 2016, the Company issued a press release reporting carload traffic for November 2016. The full text of the press release reporting carload traffic for November 2016 is attached hereto under Item 9.01 as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections, including with respect to Pentalver and other recent acquisitions, at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this filing include, among others: uncertainties as to whether and when the Pentalver acquisition will be consummated; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Item 9.01– Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

99.1	Reconciliation of Non-GAAP Financial Measures

99.2	Press release, dated December 9, 2016, announcing carload traffic for November 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: December 12, 2016	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

99.1	Reconciliation of Non-GAAP Financial Measures

99.2	Press release, dated December 9, 2016, announcing carload traffic for November 2016.

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